[ROCHESTER MEDICAL LOGO]                                   FOR IMMEDIATE RELEASE
                                                                   JULY 22, 2003

--------------------------------------------------------------------------------

             ROCHESTER MEDICAL CORPORATION REPORTS FIFTH CONSECUTIVE
                            QUARTER OF RECORD SALES

Stewartville, July 22, 2003-Rochester Medical Corporation (NASDAQ: ROCM) today announced operating results for its third quarter ending June 30, 2003.

The Company reported record sales of $3,777,000 for the third quarter compared to $3,033,000 for the third quarter of last year. It also reported net income of $86,000 or $.02 per share compared to a net loss of $310,000 or ($.06) per share for the third quarter of last year. The 25% overall increase in revenues resulted from increased sales of Rochester Medical(R) Brand products and increased sales to private label customers. The increase in net income was due primarily to increased contribution from higher sales.

"We had a good quarter," said Company CEO and President Anthony J. Conway. "We are experiencing growing interest in our products throughout the world. Our antibacterial and hydrophilic intermittent catheters are being very well received, and sales of our base products continue to grow. The Company has now achieved 11 consecutive quarters of revenue growth.

"We were very pleased to have earned Frost & Sullivan's Product Innovation Award for the U.S. Antimicrobial Catheter Market for 2003. This award is presented each year to the Company that has demonstrated excellence in launching innovative products and technologies within its industry. I am very proud of Rochester Medical's product development capabilities. I believe they are second to none. We plan to introduce more advanced products in the coming months.

"Looking ahead, we expect that our sales will continue to grow through our established Rochester Medical Brand distribution structure and through our current private label arrangements. We also expect to establish new business and marketing relationships that will help spur future growth.

"In summary, I am pleased with the Company's recent performance, and I am confident in our plans for the future."

The immediately preceding statement contains forward-looking statements that involve risks and uncertainties, including the uncertainty of gaining acceptance of the anti-infection catheters and hydrophilic catheters and the FemSoft insert in the marketplace, the uncertainty of new product introductions, the uncertainty of gaining new strategic relationships, the uncertainty of timing of private label sales revenues (particularly international customers), FDA and other regulatory review and response times, as well as other risk factors listed from time to time in the Company's SEC reports and filings, including, without limitation, the section entitled "Risk Factors" in the Company's Annual report on Form 10-K (Part II, Item 6) for the year ended September 30, 2002.

Rochester Medical Corporation develops, manufactures, and markets latex-free disposable medical catheters and devices for urological and continence care applications. The Company markets under its own Rochester Medical brand and under private label arrangements.

For further information, please contact Anthony J. Conway, President and Chief Executive Officer of Rochester Medical Corporation at (507) 533-9600. For product information on the FemSoft Insert call 1-800-FEMSOFT. More information about Rochester Medical is available on its website at http://www.rocm.com

Rochester Medical Corporation
Press Release - F03 Third Quarter
page 3 of 4


                            CONDENSED BALANCE SHEETS


                                                                      June 30,              September 30,
                                                                        2003                     2002
                                                                    -------------           -------------
                     Assets

        Current Assets
          Cash and equivalents                                       $  1,058,418            $    411,618
          Marketable securities                                         4,166,141               4,052,389
          Accounts receivable                                           2,456,887               1,905,442
          Inventories                                                   3,561,699               3,577,931
          Prepaid expenses and other assets                               511,577                 218,183
                                                                      ------------           -------------

                    Total current assets                               11,754,722              10,165,563

        Property and equipment                                          8,564,347               9,261,525
        Intangible assets                                                 212,185                 209,078
                                                                     -------------           -------------

                                                                     $ 20,531,254            $ 19,636,166
                                                                     =============           =============

      Liabilities and Stockholders' Equity

        Current liabilities:
          Accounts payable                                           $    641,948            $    633,934
          Accrued expenses                                                733,274                 908,301
          Short-term debt                                                       -                       -
          Deferred Revenue                                                100,000                 100,000
          Current Maturities of Capital Leases                             41,439                       -
                                                                     -------------           -------------

                    Total current liabilities                           1,516,661               1,642,235

        Long-term debt
          Deferred Revenue                                                775,000                 850,000
          Long-term portion of Capital Leases                             184,752

        Stockholders' equity                                           18,054,841              17,143,931
                                                                     -------------           -------------

                                                                     $ 20,531,254            $ 19,636,166
                                                                     =============           =============

Rochester Medical Corporation
Press Release - F03 Third Quarter
page 4 of 4


                        SUMMARY STATEMENTS OF OPERATIONS

                                                            Three months ended                       Nine months ended
                                                                  June 30,                                 June 30,
                                                        -------------------------------      ----------------------------------
                                                           2003                2002                2003                 2002
                                                        -----------         -----------        -------------        -----------


Sales                                                   $ 3,777,490         $ 3,033,258         $ 11,034,349        $ 7,913,121

Cost of sales                                             2,525,110           2,130,274            7,239,540          5,782,257
                                                        ------------        ------------        -------------      -------------

Gross profit                                              1,252,380             902,984            3,794,809          2,130,864
    Gross profit %                                              33%                 30%                  34%                27%

Costs and expense:
    Marketing and selling                                   550,279             639,153            1,628,206          1,656,816
    Research and development                                215,221             193,790              635,193            627,349
    General and administrative                              437,523             429,774            1,364,207          1,383,027
                                                        ------------        ------------        -------------      -------------

Total operating expenses                                  1,203,023           1,262,717            3,627,606          3,667,192
                                                        ------------        ------------        -------------      -------------

Income/(Loss) from operations                                49,357            (359,733)             167,203         (1,536,328)

Other income (expense)
    Interest income - Net                                    36,879              49,540              121,759            158,946
                                                        ------------        ------------        -------------      -------------

Net Income/(Loss)                                       $    86,236         $  (310,193)        $    288,962       $ (1,377,382)
                                                        ============        ============        =============      =============


Earnings per common share - Basic & Diluted             $      0.02         $     (0.06)        $       0.05       $      (0.26)
                                                        ============        ============        =============      =============

Shares in per share
    computation Basic                                     5,406,529           5,328,500            5,366,060          5,328,500
                                                        ============        ============        =============      =============

Shares in per share
    computation Diluted                                   5,729,616           5,328,500            5,626,475          5,328,500
                                                        ============        ============        =============   ================